Exhibit 99.1

Contacts:

Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports Record

First Quarter Fiscal 2013 Financial Results

•	Record Fiscal First Quarter 2013 Net Sales from Continuing Operations of $136.0 Million, Up 48.3% Year-Over-Year

•	Record Fiscal First Quarter 2013 Income from Continuing Operations of $18.9 Million or $0.28 per diluted share

•	Record Non-GAAP Adjusted EBITDAS of $36.1 Million

•	Company Raising Full Year Fiscal 2013 Financial Guidance

SPRINGFIELD, Mass., September 6, 2012 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced record financial results for the fiscal 2013 first quarter ended July 31, 2012.

First Quarter Fiscal 2013 Financial Highlights

•	Net sales from continuing operations for the first quarter were a record $136.0 million, up 48.3% from the first quarter last year. The increase was led by strong sales of the M&P™ product platform.

•

Gross profit for the first quarter was $51.3 million, or 37.7% of net sales, compared with gross profit of $26.5 million, or 28.9% of net sales, for the comparable quarter last year. Increased sales volume of polymer firearms positively impacted gross profit margin, resulting in an improvement in manufacturing absorption.

•

Operating expense for the first quarter declined to $20.0 million, or 14.7% of net sales, compared with operating expense of $21.0 million, or 22.9% of net sales, for the first quarter last year. Increased profit sharing and incentive compensation expense was more than offset by a temporary reduction in selling and marketing expenses.

•

Net income from continuing operations for the first quarter was a record $18.9 million, or $0.28 per diluted share, compared with net income from continuing operations of $2.3 million, or $0.04 per diluted share, for the first quarter last year.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the first quarter increased to a record $36.1 million compared with $12.2 million for the first quarter last year.

•

At July 31, 2012, firearm backlog was $392.4 million, an increase of $243.6 million, or 163.7%, compared with the end of the first quarter last year, and a decrease of $46.6 million, or 10.6%, from the most recent sequential quarter.

•

Operating cash flow of $9.3 million and net capital spending of $6.3 million for the first quarter resulted in free cash flow of $3.0 million from continuing operations. In addition, during the quarter the company received an initial payment of $5.5 million in cash relating to the sale of the company’s discontinued operations. Cash at the end of the first quarter was $60.5 million.

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, stated, “In the first quarter, we continued to deliver on our commitment to grow our company and improve profitability by focusing on our core firearm business. Our results demonstrate that commitment, evidenced by record achievements in first quarter sales, net income, and earnings per share. Internal capacity increases, enhanced supply chain integration capabilities, and strong execution by our operations team allowed us to exceed our revenue and earnings guidance by capturing incremental sales. Strong sales growth was fueled by orders for our most popular products. Our newest M&P pistol, the Shield™, continues to be highly favored and sought after by consumers.”

Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer, stated, “Our strong fiscal first quarter financial performance reflects successful execution of our strategic plan. Based on our stronger than anticipated first quarter, current consumer orders for our products, and our ability to pull forward certain capacity expansions, we are increasing our full year fiscal 2013 financial guidance. Also of note, in keeping with our focus on our core firearm business, during the quarter we successfully sold the assets of our discontinued operations for just under $10.0 million, including proceeds from a two-year licensing agreement.”

Financial Outlook for Continuing Operations

The company expects net sales from continuing operations for the second quarter of fiscal 2013 to be between $130.0 million and $135.0 million, which would represent year-over-year growth from continuing operations in excess of 40.0%. The typical seasonal reduction in second quarter net sales is expected to be less pronounced than in prior years, reflecting the net result of fewer production days partially offset by increases in manufacturing capacity. The company anticipates GAAP earnings per diluted share from continuing operations of between $0.19 and $0.21 for the second quarter of fiscal 2013.

Based on the strength of the company’s fiscal 2013 first quarter financial performance and current outlook for the year, the company is raising its full year fiscal 2013 financial guidance. The company now anticipates net sales from continuing operations for fiscal 2013 of between $530.0 million and $540.0 million, which would represent year-over-year growth from continuing operations of approximately 30.0%. The company anticipates fiscal 2013 GAAP earnings per diluted share from continuing operations of between $0.85 and $0.90.

Conference Call and Webcast

The company will host a conference call and webcast today, September 6, 2012, to discuss its first quarter fiscal 2013 financial and operational results. Speakers on the conference call will include James Debney, President and CEO, and Jeffrey D. Buchanan, Executive Vice President and CFO. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at 857-350-1604 and reference conference code 97414745. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Adjusted EBITDAS

In this press release, a non-GAAP financial measure known as “Adjusted EBITDAS” is presented. From time-to-time, the company considers and uses Adjusted EBITDAS as a supplemental measure of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based employee compensation expense, loss on the sale of discontinued operations, DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDAS” for a detailed explanation of the amounts excluded from and included in net income to arrive at Adjusted EBITDAS for the three-month periods ended July 31, 2012 and July 31, 2011. Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P™ and Thompson/Center Arms. Smith & Wesson facilities are located in Massachusetts and Maine. For more information on Smith & Wesson, call (800) 331-0852 or log on to www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include raising our full year fiscal 2013 financial guidance; our assessment that the Shield continues to be highly favored and sought after by consumers; our outlook for net sales from continuing operations, year-over-year growth from continuing operations, and GAAP earnings per diluted share from continuing operations for the second quarter of fiscal 2013 and the full 2013 fiscal year; and our belief that the typical seasonal reduction in second quarter net sales will be less pronounced than in prior years. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions, and consumer spending patterns; the potential for increased gun control; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; the potential for cancellation of orders from our backlog; the effects of the divestiture of our security solutions business on our core firearm business; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2012.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended,
	July 31, 2012	July 31, 2011
	(In thousands, except per share data)
Net sales	$135,995	$91,730
Cost of sales	84,702	65,213

Gross profit	51,293	26,517

Operating expenses:
Research and development	1,143	1,338
Selling and marketing	6,828	8,125
General and administrative	12,026	11,520

Total operating expenses	19,997	20,983

Operating income from continuing operations	31,296	5,534

Other income/(expense):
Other income/(expense), net	—	34
Interest income	368	403
Interest expense	(1,987)	(1,941)

Total other income/(expense), net	(1,619)	(1,504)

Income from continuing operations before income taxes	29,677	4,030
Income tax expense	10,807	1,753

Income from continuing operations	18,870	2,277
Discontinued operations:
Loss from operations of discontinued security solutions division	(1,682)	(2,702)
Income tax benefit	(599)	(1,216)

Loss from discontinued operations	(1,083)	(1,486)

Net income/comprehensive income	$17,787	$791

Net income per share:
Basic—continuing operations	$0.29	$0.04

Basic—net income	$0.27	$0.01

Diluted—continuing operations	$0.28	$0.04

Diluted—net income	$0.27	$0.01

Weighted average number of common shares outstanding:
Basic	65,352	64,529
Diluted	66,798	64,942

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of:

	July 31, 2012	April 30, 2012
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $3,336 on July 31, 2012 and $3,334 on April 30, 2012	$60,543	$56,717
Accounts receivable, net of allowance for doubtful accounts of $1,174 on July 31, 2012 and $1,058 on April 30, 2012	53,289	48,313
Inventories	62,827	55,296
Other current assets	9,410	4,139
Assets held for sale	1,047	13,490
Deferred income taxes	12,759	12,759

Total current assets	199,875	190,714

Property, plant and equipment, net	63,190	60,528
Intangibles, net	4,374	4,532
Other assets	5,496	5,900

	$272,935	$261,674

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,322	$28,618
Accrued expenses	17,865	20,685
Accrued payroll	8,007	9,002
Accrued income taxes	8,148	291
Accrued taxes other than income	4,002	4,270
Accrued profit sharing	10,215	8,040
Accrued product/municipal liability	1,429	1,397
Accrued warranty	5,218	5,349
Liabilities held for sale	—	5,693
Current portion of notes payable	1,271	—

Total current liabilities	81,477	83,345

Deferred income taxes	4,537	4,537

Notes payable, net of current portion	43,556	50,000

Other non-current liabilities	11,221	10,948

Total liabilities	140,791	148,830

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 66,608,175 shares issued and 65,408,175 shares outstanding on July 31, 2012 and 66,512,097 shares issued and 65,312,097 shares outstanding on April 30, 2012	67	67
Additional paid-in capital	190,892	189,379
Accumulated deficit	(52,492)	(70,279)
Accumulated other comprehensive income	73	73
Treasury stock, at cost (1,200,000 common shares)	(6,396)	(6,396)

Total stockholders’ equity	132,144	112,844

	$272,935	$261,674

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	July 31, 2012	July 31, 2011
	(In thousands)
Cash flows from operating activities:
Net income	$17,787	$791
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	3,985	3,629
Loss on sale of discontinued operations, including $ 45 of stock-based compensation expense	798	—
(Gain)/loss on sale of assets	(14)	199
Provision for/(recoveries of) losses on accounts receivable	75	(360)
Change in disposal group assets and liabilities	(1,112)	(29)
Stock-based compensation expense	853	587
Excess book deduction of stock-based compensation	—	(249)
Changes in operating assets and liabilities:
Accounts receivable	(5,051)	(5,991)
Inventories	(7,531)	(5,887)
Other current assets	(2,447)	(1,235)
Income tax receivable/payable	7,857	387
Accounts payable	(3,296)	(6,335)
Accrued payroll	(1,600)	1,195
Accrued taxes other than income	(268)	(1,056)
Accrued profit sharing	2,175	1,244
Accrued other expenses	(3,430)	(2,493)
Accrued product/municipal liability	32	(174)
Accrued warranty	(131)	52
Other assets	174	(23)
Other non-current liabilities	423	192

Net cash provided by/(used in) operating activities	9,279	(15,556)

Cash flows from investing activities:
Proceeds from sale of discontinued operations	5,500	—
Receipts from note receivable	18	—
Payments to acquire patents and software	—	(4)
Proceeds from sale of property and equipment	14	1
Payments to acquire property and equipment	(6,278)	(4,730)

Net cash used in investing activities	(746)	(4,733)

Cash flows from financing activities:
Proceeds from loans and notes payable	1,753	1,532
Cash paid for debt issue costs	—	(1,837)
Proceeds from energy efficiency incentive programs	—	225
Payments on capital lease obligation	(150)	—
Payments on loans and notes payable	(6,925)	(421)
Proceeds from exercise of options to acquire common stock	527	180
Excess tax benefit of stock-based compensation	88	—

Net cash used in financing activities	(4,707)	(321)

Net increase/(decrease) in cash and cash equivalents	3,826	(20,610)
Cash and cash equivalents, beginning of period	56,717	58,292

Cash and cash equivalents, end of period	$60,543	$37,682

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$2,974	$4,109
Income taxes	2,397	398

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended July 31, 2012:				For the Three Months Ended July 31, 2011:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net sales	$135,995	$—		$135,995	$91,730	$—		$91,730
Cost of sales	84,702	(3,369	)(1)	81,333	65,213	(3,971	)(9)	61,242

Gross profit	51,293	3,369		54,662	26,517	3,971		30,488

Operating expenses:
Research and development	1,143	(28	)(1)	1,115	1,338	(59	)(9)	1,279
Selling and marketing	6,828	(62	)(1)	6,766	8,125	(84	)(9)	8,041
General and administrative	12,026	(1,339	)(2)	10,687	11,520	(2,477	)(3)	9,043

Total operating expenses	19,997	(1,429)		18,568	20,983	(2,620)		18,363

Operating income from continuing operations	31,296	4,798		36,094	5,534	6,591		12,125

Other income/(expense):
Other income/(expense), net	—	—		—	34	—		34
Interest income	368	(317	)(6)	51	403	(320	)(6)	83
Interest expense	(1,987)	1,987	(4)	—	(1,941)	1,941	(4)	—

Total other income/(expense), net	(1,619)	1,670		51	(1,504)	1,621		117

Income from continuing operations before income taxes	29,677	6,468		36,145	4,030	8,212		12,242
Income tax expense	10,807	(10,807	)(5)	—	1,753	(1,753	)(5)	—

Income from continuing operations	18,870	17,275		36,145	2,277	9,965		12,242
Discontinued operations:
Loss from operations of discontinued security solutions division	(1,682)	1,161	(7)	(521)	(2,702)	723	(8)	(1,979)
Income tax benefit	(599)	599	(5)	—	(1,216)	1,216	(5)	—

Loss on discontinued operations	(1,083)	562		(521)	(1,486)	(493)		(1,979)

Net income/comprehensive income	$17,787	$17,837		$35,624	$791	$9,472		$10,263

(1)	To exclude depreciation and amortization.
(2)	To exclude depreciation, amortization, stock-based compensation expense, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(3)	To exclude depreciation, amortization, stock-based compensation expense, plant consolidation costs, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(4)	To exclude interest expense.
(5)	To exclude income tax expense.
(6)	To exclude intercompany interest income.
(7)	To exclude loss on sale of discontinued operations, interest expense, and stock-based compensation expense.
(8)	To exclude depreciation, amortization, interest expense, and stock-based compensation expense.
(9)	To exclude depreciation, amortization, and plant consolidation costs.